UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2014

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(425) 452-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On September 18, 2014, Hipcricket, Inc. (“the Company”) held its 2014 annual meeting of stockholders.  At the annual meeting, the following matters were voted on:

Proposal 1: To elect Todd E. Wilson and Michael A. Brochu as Class I Directors.

Nominee	For	Withheld	Broker Non-Votes
Todd E. Wilson	60,481,635	9,645,577	60,202,320
Michael A. Brochu	60,872,386	9,254,826	60,202,320

Proposal 2: To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
120,546,787	7,701,707	2,081,038	0

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which will allow our Board of Directors discretionary authority to effect a reverse stock split in a ratio of between 1 for 20 and 1 for 40.

For	Against	Abstain	Broker Non-Votes
104,554,181	22,454,087	3,321,264	0

All proposals submitted to shareholders were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: September 19, 2014	By:	/s/ Todd E. Wilson
Interim Chief Executive Officer